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                                                                      EXHIBIT 21

                                    KEYCORP
              SUBSIDIARIES OF THE REGISTRANT AT FEBRUARY 28, 1997

                                                 JURISDICTION
                                               OF INCORPORATION
               SUBSIDIARIES(1)                 OR ORGANIZATION               PARENT COMPANY
---------------------------------------------  ----------------    -----------------------------------
KeyBank National Association (Ohio)             United States                    KeyCorp
KeyBank National Association (New York)         United States        Key Bancshares of New York Inc.
Key Bank of Washington                            Washington       Key Bancshares of Washington, Inc.
Key Bank USA, National Association              United States                    KeyCorp

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(1) Although the subsidiaries listed above are not a complete listing of all of
    KeyCorp's subsidiaries, those subsidiaries not listed would not constitute a significant subsidiary in the aggregate. Each of the subsidiaries listed is 100% owned by its parent company.

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